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                                                 FOLEY & LARDNER
                                                 777 East Wisconsin Avenue,
                                                 Suite 3800
                                                 Milwaukee, Wisconsin 53202-5306
                                                 414.271.2400 TEL
                                                 414.297.4900  FAX
                                                 www.foleylardner.com

                              January 29, 2004
                                                 CLIENT/MATTER NUMBER
                                                 072603-0101

FMI Funds, Inc.
100 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Ladies and Gentlemen:

     We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A (the "Amended Registration Statement") relating to the sale by you of an indefinite amount of FMI Funds, Inc. Common Stock, $.0001 par value (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and By-Laws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by
Section 7 of said Act.

                                               Very truly yours,

                                               /s/ Foley & Lardner

                                               FOLEY & LARDNER


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